SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     June 8, 2009 (June 3, 2009)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on the Current Report on Form 8-K filed by Tri-S Security Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 26, 2008, The Nasdaq Stock Market LLC (the “NASDAQ”) notified the Company on August 20, 2008, that it was not in compliance with NASDAQ Marketplace Rule 4310(c)(3) (the “Rule”). The Rule requires the Company have a minimum of $2,500,000 in stockholders’ equity. On September 4, 2008, the Company provided the NASDAQ with a plan (the “Compliance Plan”) to achieve and sustain compliance with all requirements of continued listing on The Nasdaq Capital Market, including the time frame for completion of the Compliance Plan. Based on its review of the Compliance Plan, the NASDAQ granted the Company’s request for an extension until December 3, 2008, to regain compliance with the Rule.

On December 4, 2008, the Company received a determination letter from the NASDAQ indicating that the Company had failed to regain compliance with the Rule, and that the Company’s securities were, therefore, subject to delisting from The Nasdaq Capital Market. The Company appealed the NASDAQ’s determination and requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to review such determination. The appeal and request for hearing before the Panel stayed the delisting of the Company’s securities pending the Panel’s decision.

On June 3, 2009, the Company received written notification from the NASDAQ that the Panel has determined to delist the Company’s securities from The Nasdaq Capital Market, effective as of the open of business on Friday, June 5, 2009, as a result of the Company’s noncompliance with the Rule.

On June 5, 2009, the Company issued a press release disclosing the delisting of its securities from The Nasdaq Capital Market. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Press release dated June 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: June 8, 2009

EXHIBIT INDEX

99.1	Press release dated June 5, 2009.